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                                                                 August 26, 1997


Executive Risk Inc.
82 Hopmeadow Street
Simsbury, CT 06070


Ladies and Gentlemen:

             We refer to the Registration Statement on Form S-3 (Registration No.333-33395) (the "Registration Statement") filed by Executive Risk Inc. (the "Company") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering under the Act the sale of the Company of 1,150,000 shares (which includes 150,000 shares issuable upon the exercise in full of the over-allotment option granted to the underwriters) of the Company's common stock, par value $.01 per share (the "Shares"). The Shares will be issued and sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and Donaldson, Lufkin & Jenrette Securities Corporation, Conning & Company and Oppenheimer & Co., Inc., as representatives of the several underwriters (the "Underwriters").

             We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below. In such examination, we have assumed the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents.


             Based upon the foregoing, we are of the opinion that:

             1. the Company is duly incorporated and existing under the laws of the State of Delaware; and

             2. the Shares are duly authorized and, if issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement and as provided in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.
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Executive Risk Inc.
August 26, 1997
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        We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to this firm under the caption "Certain Legal Matters" in the Prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 Very truly yours,

                                                 ---------------------
                                                 /s/ Dewey Ballantine